INVESTMENT MANAGEMENT AGREEMENT

Between

T. ROWE PRICE MULTI-SECTOR ACCOUNT PORTFOLIOS, INC.

and

T. ROWE PRICE ASSOCIATES, INC.

            This Investment Management Agreement (“Agreement”), made as of October 17, 2011, by and between T. ROWE PRICE MULTI-SECTOR ACCOUNT PORTFOLIOS, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Corporation”), and T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Adviser”).

W I T N E S S E T H:

            WHEREAS, the Corporation and each of its separate series is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of l940, as amended (the “1940  Act”);

            WHEREAS, the Corporation is authorized to issue shares of capital stock (“Shares”) in the T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio (the “Fund”), a separate series of the Corporation whose Shares represent interests in a separate portfolio of securities and other assets (“Fund Shares”);

            WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered in the United States as an investment adviser under the Investment Advisers Act of l940, as amended; and

            WHEREAS, the Corporation desires the Adviser to render investment supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth, and the Adviser desires to render such services.

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

            1.     Duties and Responsibilities of Adviser.

                    A.    Investment Management Services.  The Adviser shall act as investment Adviser and shall supervise and direct the investments of the Fund in accordance with the Fund’s investment objective, program and restrictions as provided in the Fund’s prospectus, on behalf of the Fund, as amended from time to time, and such other limitations as the Fund may impose by notice in writing to the Adviser.  The Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objective.  In furtherance of this duty, the Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and without prior consultation with the Fund, to:

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                           (1)     buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

                           (2)     place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as the Adviser may select.

                    B.    Financial, Accounting, and Administrative Services.  The Adviser shall maintain the existence and records of the Fund; maintain the registrations and qualifications of Fund Shares under federal and state law; monitor the financial, accounting, and administrative functions of the Fund; maintain liaison with the various agents employed by the Corporation (including the Corporation’s transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Fund.

                    C.    Reports to Fund.  The Adviser shall furnish to or place at the disposal of the Corporation or Fund, as appropriate, such information, reports, evaluations, analyses and opinions as they may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Fund.

                    D.    Reports and Other Communications to Fund Shareholders.  The Adviser shall assist in developing all general shareholder communications, including regular shareholder reports.

                    E.    Fund Personnel.  The Adviser agrees to permit individuals who are officers or employees of the Adviser to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Corporation, without remuneration or other cost to the Fund or the Corporation.

                    F.    Personnel, Office Space, and Facilities of Adviser.  The Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as the Adviser requires in the performance of its investment advisory and other obligations under this Agreement.

            2.     Allocation of Expenses.

                        The Adviser shall pay all of the Fund’s expenses or reimburse the Fund (on a monthly basis) for all of its expenses, with the following exceptions:

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                        (1)        Interest and Borrowing Expenses. Any interest expenses and other charges in connection with borrowing money, including line of credit and other loan commitment fees;

                        (2)        Taxes.  All taxes or governmental fees payable by or in respect of the Fund to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

                        (3)        Brokerage Commissions. All brokerage fees and commissions (including dealer markups and spreads), transfer taxes, and other charges incident to the purchase, sale, or lending of the Fund’s portfolio securities and other holdings;

                        (4)        Custody.  Fees and expenses of custodians, provided that any such expenses in excess of 0.02% of the average daily net assets of the Fund shall be borne by the Adviser and not the Fund;

                        (5)        Nonrecurring and Extraordinary Expenses. Such nonrecurring or extrarodinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors, shareholders, distributors and agents.

            3.         Management Fee.    The Fund shall not pay the Adviser a management fee.  The Adviser acknowledges that the Fund is an integral part of client accounts for which the Adviser will be compensated directly or indirectly outside of the Fund.  The Adviser acknowledges and agrees that such compensation is sufficient consideration hereunder.

            4.     Brokerage.  Subject to the approval of the Board of Directors, the Adviser, in carrying out its duties under Paragraph 1.A., may cause the Corporation, with respect to the Fund, to pay a broker-dealer which furnishes brokerage or research services, as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the “‘34 Act”), a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the ‘34 Act).

            5.     Adviser’s Use of the Services of Others.  The Adviser may (at its cost except as contemplated by Paragraph 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Corporation or Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Corporation or Fund, as appropriate, or in the discharge of Adviser’s overall responsibilities with respect to the other accounts which it serves as investment Adviser.  The Adviser may fully or partially delegate its duties as defined in this Agreement to another affiliated registered investment adviser (a “Subadviser”) provided the agreement between the Adviser and Subadviser is approved by the Board of Directors of the Corporation on behalf of the Fund, and such delegation is consistent with the 1940 Act and any interpretations thereunder. The Subadviser may fully or partially delegate its duties as defined in any subadvisory agreements to an affiliated registered investment adviser, directly or indirectly controlling, controlled by, or under common control with the Subadviser (the “Delegate”), if such delegation is also approved by the Board of Directors of the Corporation on behalf of the Fund, and such delegation is consistent with the 1940 Act and any interpretations thereunder.

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            6.     Ownership of Records.  All records required to be maintained and preserved by the Corporation or Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Corporation or Fund, as appropriate, are the property of the Corporation or Fund, as appropriate, and will be surrendered by the Adviser promptly on request by the Corporation or Fund, as appropriate.

            7.     Reports to Adviser.  The Corporation or Fund, as appropriate, shall furnish or otherwise make available to the Adviser such prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Corporation or Fund, as appropriate, as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

            8.     Services to Other Clients.  Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment supervisory and corporate administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until the Adviser shall otherwise consent, the Adviser shall be the only investment adviser to the Fund.

            9.     Limitation of Liability of Adviser.  Neither the Adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Corporation or Fund (at the direction or request of the Adviser) or the Adviser in connection with the Adviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation or Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Corporation or Fund or from reckless disregard by the Adviser or any such person of the duties of the Adviser under this Agreement.

            10.   Use of Adviser’s Name.  The Corporation or Fund may use the name “T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio,” or any other name derived from the name “T. Rowe Price” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser.  At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Corporation or Fund will (by corporate action, if necessary) cease to use any name derived from the name “T. Rowe Price,” any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Adviser, or with any organization which shall have succeeded to the Adviser’s business as investment Adviser.

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            11.   Term of Agreement.  The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through April 30, 2013.  Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board of Directors of the Corporation, or by vote of a majority of the outstanding voting securities of the Fund; (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Corporation, with respect to the Fund, who are not parties to this Agreement or interested persons of any such party; and (c) the Adviser shall not have notified the Corporation, in writing, at least 60 days prior to such approval, that it does not desire such continuation.  The Adviser shall furnish to the Corporation, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

            12.   Assignment and Amendment of Agreement.  This Agreement shall automatically and immediately terminate in the event of its assignment. This Agreement may not be amended except pursuant to a written instrument executed on behalf of both parties. In the case of the Fund, approval of any such amendment shall be by resolution of a majority of the directors who are not parties to this Agreement or interested persons of any such party, and, if required by the 1940 Act, by the affirmative vote of a majority of the outstanding voting securities of the Fund.

            13.   Termination of Agreement.  This Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days’ prior notice in writing to the other party; provided, that in the case of termination by the Corporation, with respect to the Fund, such action shall have been authorized by resolution of a majority of the directors of the Corporation who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund.

            14.   Miscellaneous.

                    A.    Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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                    B.    Interpretation.  Nothing herein contained shall be deemed to require the Corporation to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Corporation of its responsibility for and control of the conduct of the affairs of the Fund.

                    C.    Definitions.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, orders or interpretations of the Securities and Exchange Commission or its staff validly issued pursuant to the 1940 Act.  Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “assignment,” and “affiliated person” shall have the meanings assigned to them by Section 2(a) of the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

WITNESS:	T. ROWE PRICE MULTI-SECTOR ACCOUNT PORTFOLIOS, INC.
/s/Patricia Butcher Lippert Patricia Butcher Lippert, Secretary	By: /s/David Oestreicher David Oestreicher, Vice President

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.
/s/Joan E. Flister Joan E. Flister, Assistant Secretary	By /s/Darrell N. Braman Darrell N. Braman, Vice President

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